UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

PROVENTION BIO, INC.

Commission File Number: 001-38552

Delaware	81-5245912
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

55 Broad Street, 2nd Floor
Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

(908) 336-0360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On November 17, 2022, the Company issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) approved TZIELDTM (teplizumab-mzwv) to delay the onset of Stage 3 type 1 diabetes (“T1D”) in adult and pediatric patients aged 8 years and older with Stage 2 T1D. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On November 17, 2022, the Company issued a press release announcing that the FDA approved TZIELDTM (teplizumab-mzwv) to delay the onset of Stage 3 T1D in adult and pediatric patients aged 8 years and older with Stage 2 T1D.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by Provention Bio on November 17, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2022

Provention Bio, Inc.

By:	/s/ Thierry Chauche
Thierry Chauche
Chief Financial Officer